Exhibit 8.1

C.	Organizational Structure

The following table sets forth the legal name, location and country or state of incorporation and percentage ownership of our subsidiaries as of December 31, 2023:

Subsidiaries and affiliate	Country of Incorporation	Ownership Percentage
9540 Y.G. Soft I.T Ltd. (shares held by CommIT Software Ltd.)	Israel	60%
Allstates Consulting Services LLC (shares held by Magic Software Enterprises Inc.)	Delaware	100%
AppBuilder Solutions Ltd	United Kingdom	100%
Appush Technologies Ltd (Formerly known as Vidstart Ltd)	Israel	100%
Appush Inc. (Shares held by Appush Technologies Ltd)	Delaware	100%
Aptonet, Inc.	Georgia	100%
B.A Microwaves Ltd. (shares held by CommIT Embedded Ltd.)	Israel	56.67%
BridgeQuest Labs, Inc. (shares held by BridgeQuest, Inc.)	North Carolina	100%
BridgeQuest, Inc. (shares held by Magic Software Enterprises Inc.)	North Carolina	100%
Comblack IT Ltd	Israel	80.1%
Comblack Municipal Services Ltd. (shares held by Comblack IT Ltd.)	Israel	70%
CommIT Technology Solutions Ltd	Israel	77.8%
CommIT Software Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
CommIT Embedded Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	75%
Comm-IT USA, Inc. (shares held by Comm-IT Technology Solutions Ltd.)	Delaware	100%
Complete Business Solutions Ltd	Israel	100%
Coretech Consulting Group Inc (shares held by Magic Software Enterprises Inc)	Pennsylvania	100%
Coretech Consulting Group LLC (shares held by Magic Software Enterprises Inc)	Delaware	100%
Dario Solutions IT Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Datamind Technologies Ltd (shares held by Complete Business Solutions Ltd)	Israel	100%
Enable IT Consulting Services Canada Inc. (shares held by Enable IT LLC.)	Canada	100%
Enable IT LLC. (shares held by Coretech Consulting Group LLC)	Delaware	100%
F.T.S. - Formula Telecom Solutions Ltd.	Israel	100%
Fusion Solutions LLC. (shares held by Coretech Consulting Group LLC)	Delaware	100%
Fusion Technical Solutions LLC. (shares held by Fusion Solutions LLC)	Delaware	49%
Futurewave Systems, Inc. (shares held by Fusion Solutions LLC.)	Georgia	100%
The Goodkind Group LLC	New York	100%
Goodkind Hospitality, LLC (shares held by Coretech Consulting Group LLC)	Delaware	100%
Hermes Logistics Technologies Limited (shares held by Magic Software Enterprises (UK) Ltd)	United Kingdom	100%
Infinigy (UK) Holdings Limited	United Kingdom	100%
Infinigy (US) Holding Inc (shares held by Infinigy (UK) Holdings Limited)	Georgia	100%
Infinigy Engineering LLP (shares held by Infinigy Solutions LLC.).	Georgia	100%
Infinigy Solutions LLC. (shares held by Infinigy (US) Holding Inc)	Georgia	100%
Intrabases SAS	France	100%
K.M.T. (M.H.) Technologies Communication Computer Ltd.	Israel	60%
Knowledge & Solutions Software B.V.	Netherlands	100%

Subsidiaries and affiliate	Country of Incorporation	Ownership Percentage
Magic Beheer B.V. (shares held by Magic Software Enterprises Netherlands B.V.)	Netherlands	100%
Magic Benelux B.V. (shares held by Magic Beheer B.V.)	Netherlands	100%
Magic Hands B.V.	Netherlands	100%
Magic Software Enterprises (Israel) Ltd	Israel	100%
Magic Software Enterprises (UK) Ltd (shares held by Magic Software Enterprises Netherlands B.V.)	United Kingdom	100%
Magic Software Enterprises France (shares held by Magic Software Enterprises Netherlands B.V.)	France	100%
Magic Software Enterprises GMBH (shares held by Magic Software Enterprises Netherlands B.V.)	Germany	100%
Magic Software Enterprises Inc.	Delaware	100%
Magic Software Enterprises India Pvt. Ltd	India	100%
Magic Software Enterprises Netherlands B.V.	Netherlands	100%
Magic Software Enterprises Spain Ltd (shares held by Magic Software Enterprises Netherlands B.V.)	Spain	100%
Magic Software Japan K.K	Japan	100%
Magix Integration (Proprietary) Ltd	South Africa	100%
Menarva Ltd.	Israel	100%
Mobisoft Ltd.	Israel	98.52%
NetEffects, Inc. (shares held by Coretech Consulting Group LLC)	Missouri	100%
OnTarget Group, Inc	North Carolina	100%
OnTarget Labs Inc	Russia	100%
OnTarget Labs Latvia	Latvia	100%
OnTarget Labs LLC Russia	Russia	100%
Magic Quest Labs LLC	Georgia	100%
Onyx Magyarorszag Szsoftverhaz (shares held by Magic Software Enterprises Netherlands B.V.)	Hungary	100%
Pilat (North America), Inc.	New Jersey	100%
Pilat Europe Ltd.	United Kingdom	100%
PowWow Inc.	California	100%
Quickode Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Roshtov Software Industries Ltd	Israel	80%
Sanjer AI Ltd. (shares held by CommIT Software Ltd.)	Israel	33%
Shavit Human resource Ltd.	Israel	100%
Shavit Software (2009) Ltd. (shares held by Comblack Ltd)	Israel	100%
Skysoft Solutions Ltd. (shares held by CommIT Embedded Ltd.)	Israel	75%
Stockell Information Systems Inc.	Missouri	100%
The Goodkind Group, LLC	New York	100%
Twingo Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	60%
Valinor Ltd. (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Xsell Resources Inc. (shares held by Coretech Consulting Group LLC)	Pennsylvania	100%
Yes-IT Ltd. (shares held by Comblack IT Ltd)	Israel	100%